UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐      Preliminary Proxy Statement

☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐      Definitive Proxy Statement

☐      Definitive Additional Materials

☒     Soliciting Material under §240.14a-12

FUSION PHARMACEUTICALS INC.

(Name of Registrant as Specified In Its Charter)

ASTRAZENECA PLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required.

☐      Fee paid previously with preliminary materials.

☐      Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Fusion Pharmaceuticals Inc., a corporation formed under the Canada Business Corporations Act (the “CBCA”) (“Fusion”) by 15863210 Canada Inc., a corporation formed under the CBCA (the “Purchaser”) as contemplated in that certain Arrangement Agreement, dated March 18, 2024, by and among Fusion, the Purchaser and AstraZeneca AB, a public company with limited liability (Aktiebolag) incorporated under the laws of Sweden, having its official seat in Södertälje, Sweden, its registered office address at 151 85 Södertälje, Sweden and registered with the trade register of the Swedish Companies Registration Office under number 556011-7482 and parent of the Purchaser:

1.	Fusion Employee Town Hall Slides
2.	Social Media Posts

Each item above was first used or made available on March 19, 2024.

Fusion Employee Town Hall Slides

Introduction to Susan

Susan Galbraith

Executive Vice President
Oncology R&D

Puja Sapra

Senior Vice President

Biologics Engineering &
Oncology Targeted Delivery

6 – STRICTLY CONFIDENTIAL

Driving strong growth across geographies and therapy areas

Broad-based, diverse source of Total Revenue

FY 2023 | % Total Revenue by therapy area

Oncology
40%
CVRM
23%
R&I
14%
V&I
3%
Other
3%
Rare Disease
17%

FY 2023 | % Total Revenue by geography

US
42%
Emerging Markets
26%
Europe
21%
ERoW
11%

Strength across therapy areas

FY 2023 | Total Revenue

+21%
18,477
+18%
10,628
+10%
6,404
(71%)
1,357
+12%
7,764
Oncology
CVRM
R&I
V&I
Rare Disease

Growth across geographies

FY 2023 | Total Revenue ex COVID-19 [1]

+14%
19,077
+20%
Ex-China: 5,953
+35%
China: 5,876
+8%
+17%
9,597
+8%
4,985
US
Emerging Markets
Europe
ERoW

All growth rates at CER. Due to rounding, the sum of a number or dollar values and percentages may not agree to totals. 1. FY 2023 Total Revenue ex-COVID-19 (USD millions) and Growth vs PY.
Appendix: Glossary.

Global reach and presence

- 5 global R&D centres
- 5 other R&D centres with discovery research labs
- 27 manufacturing sites in 16 countries

Gothenburg
Gaithersburg
Cambridge
Mississauga
Boston
Shanghai

Employees by reporting region

Established Rest of the World
Emerging Markets
US
Europe
35%
38%
20%
7%

Redefining the backbone of current cancer treatment

We are building ADCs which match disease biology, to enable combination therapies which induce deeper and more durable anti-tumour responses

ADC
=
Targeting mAb
+
Linker
Payload

Most patients receive chemotherapy, however significant toxicities remain.

ADCs to redefine chemotherapy regimens

- Targeted delivery to cancer cells
- Improved efficacy
- Reduced toxicity

Radioconjugates: delivering therapeutic radiation directly to cancer cells

Current
Future
EBRT*

Radioconjugates redefine the boundaries of radiation

**External Beam radiation Therapy*

14

Growing our portfolio of differentiated ADCs

1 Target and antibodies

Efficient delivery of antibody drug conjugate payload

2 Payload

Match disease biology and enable biology-driven combinations to overcome resistance

3 Linkers

Optimize conjugation chemistry and overcome potential off-target toxicity

Asset	PRECLINICAL	PHASE I	PHASE II	PHASE III	INDICATIONS OF INTEREST
AZD8205 (B7H4) DAR 8	■	■	■		Breast, BTC, endometrial, ovarian
AZD9592 (EGFR/cMET) DAR 6	■	■			NSCLC & HNSCC
AZD5335 (FRα) DAR 8	■	■			Ovarian
AZD0901 (CLDN18.2) DAR 4	■	■	■		Gastric, GEJ, pancreatic
AZD0305 (GPRC5D) DAR 4	■	■			R/R Multiple myeloma
AZD9829 (CD123) DAR 8	■	■			Acute myelocytic leukemia (AML) Myelodysplastic syndrome (MDS)

Image is for illustrative purposes only; actual drug postions may vary. ADC = antibody drug conjugate; GYN/GU = gynaecology/genitourinary; GI = gastrointestinal; B7H4 = B7 homolog 4; EGFR= epidermal growth factor receptor. cMET =mesenchymal-epithelial transition factor ; FRα = folate receptor alpha; CLDN18.2 = claudin 18.2; CPRC5D = G-protein coupled receptor C family 5D; TOP1i = topoisomerase 1 inhibitor; DAR = drug antibody ratio; BTC = biliary tract cancer; NSCLC = non-small cell lung cancer, HSNCC = head and neck squamous cell carcinoma; GEJ = gastroesophageal junction.

15

AstraZeneca Targeted Delivery expertise complements Fusion opportunity for next-gen RC leadership

Target Discovery

Surface Proteomics

10.3-fold

- Robust target discovery platform
- Proteomics in RC prioritized indications for next gen combinations (IO, DDR, Cell tx)

Binders

Peptide
VHH
mAb

- Validated internal peptides and VHH hit discovery platforms

Linker-chelators

- Leveraging linker expertise from ADC experience to improve distribution profile & safety

Pioneering biomarker strategies

IHC assay
Input image
Image Analysis Data

- Established translational medicine expertise
- Leading Quantitative Continuous Scoring (QCS) image analysis for target expression and patient profiling

16

Social Media Posts

Intended for investors:

Today we announced an agreement to acquire @Fusion Pharmaceuticals Inc., a biopharmaceutical company developing next-generation radioconjugates (RCs).

The acquisition marks a major major step forward in our ambition to transform cancer treatment and outcomes for patients, by replacing traditional regimens like chemotherapy and radiotherapy with more targeted treatments.

The combination of our leadership in oncology with Fusion’s deep expertise and extensive capabilities in actinium-based RCs has the potential to redefine radiotherapy in oncology.

Additional important information about the agreement can be found here

#AstraZenecaBusinessNews  #Investors  #Media

Thrilled to share that @AstraZeneca has announced an agreement to acquire Fusion Pharmaceuticals Inc., a clinical-stage biopharmaceutical company developing next-generation radioconjugates (RCs).

Radiotherapy plays an important role in cancer treatment for many patients, and together with Fusion we have the ambition to redefine this aspect of care with next-generation RCs.

By attaching radio-isotopes to targeting molecules such as antibodies, small molecules or peptides, RCs can home in on cancer cells to precisely deliver radiation to the tumour. Since they are administered systemically, they may also unlock tumour types that cannot be reached using external beam radiation.

The proposed acquisition is an exciting opportunity to combine AstraZeneca’s leadership in oncology, with Fusion’s deep expertise and capabilities in actinium-based RCs to accelerate the development of potential new cancer treatments.

Additional important information about the agreement can be found here.

@John Valiant @Puja Sapra @Craig Maxwell @Polly Brown

Today we announced an agreement to acquire Fusion Phamaceuticals Inc., pioneers of next-generation #radioconjugates. This is an exciting opportunity to accelerate the development of this new modality with the potential to redefine radiotherapy in #oncology. At AstraZeneca we are relentless in our pursuit of transforming outcomes for patients. Deals and partnerships like this one complement our internal expertise and capabilities, enabling us to stay at the forefront of science. Congratulations to @Susan Galbraith and the whole team!

Click here for important additional information about the agreement.

Puja Sapra • 3rd+

Senior Vice President, Head R&D Biolo...

6h •

+ Follow

Additional important information about the agreement can be found here: https://lnkd.in/eNiChS3h

Linker-chelator attaching
the radioactive payload
to the tumour specific
binder, creating the
radioconjugate
Ionizing
radiation

I’m excited to share that today at AstraZeneca we announced an agreement to acquire Fusion Pharmaceuticals who are developing next-generation radioconjugates (RCs).

The acquisition will build on our existing collaboration with Fusion. Throughout our collaboration I have been impressed by the talented team at Fusion and the state-of-the art R&D and manufacturing capabilities they have built to enable next-gen RCs.

This is an exciting opportunity to bring together like-minded people to advance the next wave of targeted cancer therapies.

Additional important information about the agreement can be found here.

Excited to share the fantastic news that at AstraZeneca we have announced an agreement to acquire Fusion Phamaceuticals.

Radioconjugates (RCs) are gaining attention as a promising new modality in cancer treatment. By using targeting molecules to precisely deliver radioisotopes to cancer cells, RCs have the potential to redefine radiotherapy in oncology.

We have already begun our journey in this field with our existing collaboration with Fusion. Through this further investment we can combine our complementary expertise and capabilities to accelerate the development of next-generation RCs.

This is also a unique opportunity to develop potentially transformational treatment regimens, with RCs as the backbone.

In order to deliver the most impactful treatments to patients we need to anticipate how the treatment landscape is changing. We need to look beyond today and consider how the science and technology we invest in today will be used in the future. Deals such as this exemplify how we are continuously scanning the horizon to identify the latest innovations and best-in-class teams to achieve this.

A huge thank you to everyone involved in this transaction. @PollyBrown @DuncanYoung @LauraCollins @GatyatriVarma @Caroline Austin @PujaSapra

Additional important information about the agreement can be found here

Thrilled to share that AstraZeneca has announced an agreement to acquire Fusion Pharmaceuticals, accelerating our radioconjugate (RC) ambition.

The acquisition is an exciting opportunity that will bring in Fusion’s best-in-class team, novel pipeline and extensive manufacturing and supply chain capabilities in actinium-based RCs.

RCs have the potential to redefine radiotherapy in oncology, and we hope will pave the way for building potentially transformative treatment regimens.

Business development is pivotal to delivering our Oncology R&D strategy. The proposed acquisition of Fusion illustrates our approach to BD, which is always driven by the science and the potential for translating today’s innovations into tomorrow’s medicines, with the goal of delivering meaningful benefits for people living with cancer. Equally important are the people behind the science; I believe a key ingredient for creating mutually beneficial partnerships are having a common vision and enabling each party to achieve their ambitions.

I’m incredibly proud of everyone who has worked so diligently on this transaction. There’s a huge amount of work that goes on behind the scenes to bring deals to fruition – thank you all!

@CraigMaxwell @DuncanYoung @LauraCollins @EvrimGurpinar @Caroline Austin @Gayatri Varma @PujaSapra @Shaun Grady

@RodolpheGrepinet, @Bouskila-Chubb, Michale, @Adam Wyon @Brigitte de Lima @Serry Habash @Maria Colella @Neelima Rao @Chris Sherwin @Aida Bendt @Nassim Morsli @Frank Comer @Ashok Gupta @Brian Dell @Alan Hunter @Cliff Carroll @Dan Freeman @Henry Schuster

Additional important information about the agreement can be found here

Additional information and where to find it

In connection with the proposed transaction, Fusion intends to file a proxy circular with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY CIRCULAR IN ITS ENTIRETY IF AND WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY CIRCULAR BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the proxy statement and other relevant documents, when such documents are filed with the SEC, on the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by AstraZeneca may be obtained at no charge on the investor relations page of AstraZeneca’s internet website at www.astrazeneca.com/investor-relations.html. Copies of the documents filed with the SEC by Fusion may be obtained at no charge under the “Investors & Media” section of Fusion’s website at https://ir.fusion.com/sec-filings.

Participants in the solicitation

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication is not a substitute for any circular Fusion may file with the SEC in connection with the proposed transaction.

AstraZeneca, its directors and certain of its executive officers and other employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding such persons, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement when it is filed with the SEC. Information about AstraZeneca’s directors and executive officers is also available in AstraZeneca’s Form 20-F filed with the SEC on 20th February 2024, and other documents subsequently filed by AstraZeneca with the SEC. These documents will be available free of charge from the sources indicated above.

Fusion, its directors and certain of its executive officers and other employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding such persons, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement when it is filed with the SEC. Information about Fusion’s directors and executive officers is also available in Fusion’s Form 10-K filed with the SEC on 16th March 2023, Fusion’s proxy statement for its annual meeting of shareholders, which was filed with the SEC on 27th April 2023, and other documents subsequently filed by Fusion with the SEC. These documents will be available free of charge from the sources indicated above.

Forward-looking statements

This document may include statements that are not statements of historical fact, or “forward-looking statements,” including with respect to the proposed acquisition of Fusion by AstraZeneca. Such forward looking statements include, but are not limited to, the ability of AstraZeneca and Fusion to complete the transactions contemplated by the arrangement agreement, including the parties’ ability to satisfy the conditions set forth in the arrangement agreement, statements about the expected timetable for completing the transaction, AstraZeneca’s and Fusion’s beliefs and expectations and statements about the benefits sought to be achieved in AstraZeneca’s proposed acquisition of Fusion, the potential effects of the acquisition on both AstraZeneca and Fusion, the possibility of any termination of the arrangement agreement, as well as the expected benefits and success of FPI 2265, and other pipeline product or any combination product. These statements are based upon the current beliefs and expectations of AstraZeneca’s and Fusion’s management and are subject to significant risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all or that FPI-2265 will receive the necessary regulatory approvals or prove to be commercially successful if approved. If underlying assumptions prove inaccurate or risks or uncertainties materialise, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the proposed transaction; uncertainties as to how many of Fusion’s shareholders will vote in favour of the proposed transaction; the possibility that various conditions to the consummation of the proposed transaction may not be satisfied or waived; the ability to obtain necessary regulatory approvals or to obtain them on acceptable terms or within expected timing; the effects of disruption from the transactions contemplated by the arrangement agreement and the impact of the announcement and pendency of the transactions on Fusion’s business; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defence, indemnification and liability; the possibility that the achievement of the specified milestone described in the contingent value rights agreement may take longer to achieve than expected or may never be achieved and the resulting contingent milestone payment may never be realised; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of COVID 19; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; competition from other products; and challenges inherent in new product development, including obtaining regulatory approval.

Neither AstraZeneca nor Fusion undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in AstraZeneca’s Annual Report on Form 20 F for the year ended 31st December 2023 and Fusion’s Annual Report on Form 10 K for the year ended 31st December 2023, in each case as amended by any subsequent filings made with the SEC. These and other filings made by AstraZeneca and Fusion with the SEC are available at www.sec.gov.